Exhibit 10.1

FIRST AMENDMENT TO THE AGREEMENT DATED 4th FEBRUARY 2007

THIS First Amendment to the Agreement dated 4th February 2007 (hereinafter referred to as “Amendment”) is entered on this 20th day of August 2007;

BETWEEN

M/s. INDIA GLOBALIZATION CAPITAL, INC. a company registered in The United States of America, having its registered office at 4336 Montgomery Ave., Bethesda, Maryland 20814,  (hereinafter called “the Employer”) represented by its Chief Executive Officer and President Mr. RAM MUKUNDA of the first part,

M/s. CHIRANJJEEVI WIND ENERGY LIMITED, a company registered under Indian Companies Act 1956, having its administrative office at 26-A, Kamaraj Road, Mahalingapuram, Pollachi - 642 002 Tamil Nadu (hereinafter called “the Contractor”) represented by its Chairman & Managing Director Mr. R. V. S. MARIMUTHU of the second part,

M/s ARUL MARIAAMMAN TEXTILES LIMITED, a company registered under Indian Companies Act 1956, having its registered office at 26, Kamaraj Road, Mahalingapuram, Pollachi – 642 002, Coimbatore District, Tamil Nadu, (hereinafter called “AMTL”) represented by its Director Mr. M. A. Kanagaraj of the third part; and

M/S MARUDHAVEL INDUSTRIES LIMITED, a company registered under Indian Companies Act 1956, having its registered office at 17, Imamkhan Street, Ramalakshmi Complex, Pollachi – 642 001, Coimbatore District, Tamil Nadu (hereinafter called “MAIL”) represented by its Director Mr. K. Kumaravel  of the fourth part.

Whereas, the Contractor has represented that it is in the business of manufacturing, supplying, installing and commissioning wind energy projects on a turnkey basis, and has the expertise, know-how, facilities and resources for undertaking total responsibility for setting up wind farms from concept to commissioning as well as providing arrangements for operation, maintenance and management on an on-going basis.

Whereas, the Employer has evinced an interest to develop a 24 MW wind farm project in the state of Karnataka in India.

Whereas, after mutual discussions and negotiations the Parties entered into an agreement for the manufacturing, installation, commissioning, operation and maintenance of 24 MW (96 x 250 Kw WEGs) wind farm project on a turnkey basis by the Contractor at Karnataka, India (hereinafter referred to as “the Project”) dated 4th February 2007 (hereinafter referred to as the “Agreement”),

Whereas, as per the terms of the Agreement, the Employer has, on or around May 22, 2007, paid a sum of Rs.100 Lakhs (Rupees One Hundred Lakhs Only) to the Contractor as an interest free deposit to facilitate implementation of the Project,

And Whereas, the Parties have agreed to amend the Agreement as follows:

NOW THIS AMENDMENT WITNESSETH AS FOLLOWS:

1.	Amendment to Clause 11.3– Clause 11.3 is hereby amended in its entirety to read as follows:

“The Employer shall pay a sum of Rs.100 Lakhs (Rupees One Hundred Lakhs Only) on or before 15th May 2007 to the Contractor as interest free deposit to facilitate implementation of the Project. Only 75% (seventy five percent) of this amount will be refunded by the Contractor to the Employer in case, the Employer fails to perform its obligations by 31st March 2008.”

2.	Amendment to Clause 13.1 – Clause 13.1 is hereby amended in its entirety to read as follows:

“All the WEGs shall be supplied, installed and commissioned within 12 (twelve) months from the Effective Date (“Time for Completion”). The Employer should make the down payment on or before 31st March 2008 so as to enable the Contractor to implement the project successfully in time.”

3.	Except to the extent specifically modified by this Amendment, all the terms of the Agreement shall survive and continue to remain valid and binding on the Parties.

IN WITNESS WHEREOF the parties have executed this Amendment and affixed their signatures and seal on the day, month and year first above mentioned.

SIGNED by: /s/ Ram Mukunda	SIGNED by: /s/ R.V.S. Marimuthu
For INDIA GLOBALIZATION CAPITAL INC. RAM MUKUNDA CHIEF EXECUTIVE OFFICER & PRESIDENT	For CHIRANJJEEVI WIND ENERGY LIMITED R.V.S.MARIMUTHU CHAIRMAN & MANAGING DIRECOTR
For ARUL MARIAMMAN TEXTILES LIMITED /s/ M.A. Kanagaraj M.A.KANAGARAJ DIRECTOR
FOR MARUDHAVEL INDUSTRIES LIMITED /s/ K. Kumaravel K.KUMARAVEL DIRECTOR
Witness:	Witness:
Name:	Name:
Address:	Address:
Date:	Date: